SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549



                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934



                  Date of Report:  March 28, 2000

         (Date of Earliest Event Reported): March 14, 2000



                         MERCURY CAPITAL CORP.
       (Exact name of registrant as specified in its charter)


           Colorado                  333-91397            84-1504384
(State or other jurisdiction       (Commission          (IRS Employee
     of Incorporation)              File Number)     Identification No.)


        3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada    89102
             (Address of principal executive offices)          (Zip Code)


    Registrant's Telephone Number, including area code:  (702) 732-2253



Item 5

On October 25, 1999, Mercury Capital Corp. entered into a share Purchase agreement with Gain Master, Ltd., a company organized under the laws of the British Virgin Islands. Mercury Capital Corp. filed a Form 8-K on
November 19, 1999 disclosing the structure and the terms of the share purchase agreement and included the share purchase agreement as an exhibit to the Form 8-K filing. The transaction closing date was to occur on or before December 1, 1999. The time period to close the transaction has elapsed.
In connection with the share purchase agreement with Gain Master, LTD, Mercury Capital Corp. filed a Form S-4 with the Commission on November 19,1999.
On March 1, 2000 the Form S-4 filing was withdrawn. The transaction has been terminated. Mercury Capital Corp. will make no further effort to revive the transaction.




A true and correct copy of the Agreement is filed by the Registrant in this Form 8-K filing.


                                    MERURY CAPITAL CORP.


DATED:    March 27, 2000                  By:/s/ John E. Dhonau
                                          John E. Dhonau, President